                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            NETFRAN DEVELOPMENT CORP.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its Charter)

        FLORIDA                        6794                      65-0983277
------------------------     --------------------------       ----------------
(State of Incorporation)         (Primary Standard            (I.R.S. Employer
                              Industrial Classification         I.D. Number)
                                      Number)


       2801 N.E. 208TH TERRACE, 2ND FLOOR, MIAMI, FL 33180 (305-931-4000)
       ------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


               2801 N.E. 208TH TERRACE, 2ND FLOOR, MIAMI, FL 33180
               ---------------------------------------------------
                    (Address of principal place of business)


                            Elliot Krasnow, President
                            Netfran Development Corp.
                       2801 N.E. 208th Terrace, 2nd Floor
                                 Miami, FL 33180
                                 (305) 931-4000
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                           Joel Bernstein, Esq., P.A.
                         11900 Biscayne Blvd., Suite 604
                              Miami, Florida 33181
                              Tel.: (305) 892-1122
                               Fax:(305) 892-0822

Approximate date of proposed commencement of sale to the public: As soon as possible after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]



                                        CALCULATION OF REGISTRATION FEE
===============================================================================================================

                                                                                PROPOSED
                                    AMOUNT OF        PROPOSED                   MAXIMUM
                                    SHARES           MAXIMUM                    AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF              TO BE            OFFERING PRICE             OFFERING         REGISTRATION
SECURITIES TO BE REGISTERED         REGISTERED       PER UNIT(1)                PRICE            FEE
---------------------------         ----------       -----------                ----------       -------------
Common Stock                         3,340,088         $.024                     $81,757          $20.44


===============================================================================================================


(1) Estimated solely for purposes of calculating the registration fee based upon Registrant's book value as of March 31, 2001 pursuant to Rule 457(f)(2).

         The Company hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.



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


PROSPECTUS DATED JULY __, 2001 - SUBJECT TO COMPLETION


                            NETFRAN DEVELOPMENT CORP.
                        3,340,088 Shares of Common Stock

         This Prospectus relates to the distribution by Netvertise, Inc., ("Netvertise") of 3,340,088 shares of common stock of Netfran Development Corp., a Florida corporation, to holders of record of Netvertise common stock as of the close of business on July 18, 2001 (the "Record Date"). The shares will be distributed on the basis of one share of Netfran for every share of Netvertise held on the Record Date. The shares of Netvertise being distributed represent 99% of the total outstanding shares of Netfran and Netvertise will own no shares of Netfran after the distribution.

         The Shares will be mailed to the shareholders of Netvertise as soon as possible after the date of this Prospectus, but in no event later than forty-five (45) days thereafter. See "The Distribution - Method of Distribution." There will be no charge, fee, assessment or other cost to the shareholders of Netvertise for the Shares and no proceeds to either Netvertise or Netfran will be generated from the distribution. The cost of the distribution will be paid by Netvertise.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         Prior to this offering, there has been no market for the trading of Netfran's shares. There can be no assurance given that such a market will develop or, if one does develop, that it will be sustained and maintained.



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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Prospectus Summary.......................................................    5

Risk Factors.............................................................    6

Capitalization...........................................................    8

Management's Discussion and Analysis
   of Financial Condition and Results of Operation.......................    9

Business of Netfran......................................................   10

Management...............................................................   14

Principal Stockholders...................................................   16

Certain Relationships and Related Transactions...........................   17

Description of Securities................................................   17

The Distribution.........................................................   19

Legal Proceedings........................................................   20

Legal Matters............................................................   20

Experts..................................................................   20

Where You Can Find More Information......................................   21

Report of Independent Certified Public Accounts..........................   23

Financial Statements.....................................................   24




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


                               PROSPECTUS SUMMARY

         This summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and the Registration Statement of which it is a part. The information in this Prospectus gives effect to a 44.54 for one stock split effected in July 2001.

         Netfran is a Florida corporation which was incorporated in January 2000. We are a franchisor of Internet website design, hosting, updating, maintenance, administration and consulting services.

         Netfran's principal executive offices are currently located at 2801 N.E. 208th Terrace, 2nd Floor, Miami, FL 33180, and its telephone number at that address is (305) 931-4000.

THE DISTRIBUTION

         3,340,088 shares of common stock of Netfran Development Corp. a Florida corporation, will be distributed to holders of record of Netvertise common stock as of the close of business on July 18, 2001 (the "record date"). The shares will be distributed on the basis of one share of Netfran for every share of Netvertise held on the record date. The shares of Netvertise being distributed represent 99% of the total outstanding shares of Netfran and Netvertise will own no shares of Netfran after the distribution.

         The Shares will be mailed to the shareholders of Netvertise as soon as possible after the date of this Prospectus, but in no event later than forty-five (45) days thereafter. There will be no charge, fee, assessment or other cost to the shareholders of Netvertise for the Shares and no proceeds to either Netvertise or Netfran will be generated from the distribution. The cost of the distribution will be paid by Netvertise.

         At the time the distribution is completed, Netfran will be a separate publicly owned company in which Netvertise will have no further equity interest.



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


                             SUMMARY FINANCIAL DATA

         The summary financial information presented below is derived from our audited financial statements for the period from March 7, 2000 (inception) through December 31, 2000 and our unaudited financial statements for the three months ended March 31, 2001.

STATEMENT OF OPERATIONS DATA:


                                            FROM INCEPTION
                                            (MARCH 7, 2000)                     THREE MONTHS
                                            THROUGH DECEMBER 31, 2000           ENDED MARCH 31, 2001
                                            -------------------------           --------------------
Revenues                                        $  257,046                           $  155,806
Net income                                      $    3,967                           $    2,790
Net income per common share (1)                 $     .001                           $     .001
Weighted average number of shares(1)             3,340,088                            3,340,088

-----------------
(1)   Reflects a stock split in 2001.


BALANCE SHEET DATA:
                            DECEMBER 31, 2000     MARCH 31, 2001
                            -----------------     --------------

Working capital                 $ 64,587            $ 81,757

Total assets                    $247,619            $303,433

Total liabilities               $168,652            $221,676

Stockholders' equity            $ 78,967            $ 81,757

                                  RISK FACTORS

         Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning to hold or sell our common stock.

         Because we have a limited operating history our future success is uncertain as is our ability to generate revenues. We commenced operations in March 2000. We have generated revenues of $257,046 in fiscal 2000 and $155,806 in the three months ended March 31, 2001. Accordingly, we, have a limited operating history on which to base an evaluation of our business and our ability



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

to generate revenues. Our success is dependent upon the successful marketing of franchises and the success of our franchisees in achieving revenues upon which we receive royalties, as to which there is no assurance.

         There is no public trading market for our common stock. Our common stock will not be listed on a national securities exchange, Nasdaq, or on the OTC Bulletin Board. Management's strategy is to list the common stock on the OTC Bulletin Board as soon as practicable. However, to date we have not solicited any such securities brokers to become market-makers of our common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained upon the registration statement becoming effective or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us.

         Our reliance on Netvertise, Inc. and the potential for conflicts of interest. Netfran is and will continue to be materially dependent upon Netvertise, Inc. in several ways:

         o Our officers and directors are also officers and directors of Netvertise;

         o  Netvertise provides technical services to our franchisees;

         o Our franchisees are required to utilize Netvertise for certain services but not all services;

         o We share office space and certain overhead expenses with Netvertise and Netvertise has paid expenses on our behalf which we must repay to Netvertise.

         Due to the close relationship we have with Netvertise, there is a potential for conflicts of interest to arise.

         We do not have any written agreement with Netvertise concerning our relationship with them. No cash dividends. Netfran has not paid, nor does it presently contemplate the payment of, any cash dividends on its Common Stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking' information. These statements are subject to known and unknown risks, uncertainties and other factors that could cause the



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

actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

         o the success or failure of management's efforts to implement our business strategy;

         o  the uncertainty of demand for our franchises;

         o  our ability to compete with major established companies;

         o  our ability to attract and retain quality employees; and

         We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                 CAPITALIZATION

         The following table sets forth the unaudited capitalization of Netfran at March 31, 2001.

                                         MARCH 31, 2001
                                         --------------

Current Liabilities                         $221,676

Shareholders' Equity
 Common Stock, $.001 par value,
 50,000,000 authorized, 3,340,088
 issued and outstanding (1)                    3,336

Paid in capital                               71,664

Retained Earnings                              6,757

Total Shareholders' Equity                    81,757

Total Capitalization                         303,433

-----------
(1)   Reflects a stock split in July 2001.




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


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of our results of operations and liquidity and capital resources should be read in conjunction with our Financial Statements and related Notes thereto appearing elsewhere in this Prospectus. Overview

         The Company was formed in the State of Florida and incorporated in the State of Florida in January 2000 to market the Netspace Franchise System and began marketing of franchises in May 2000.

         We derive our revenues from franchise operations, which include a $30,000 Franchise Fee per unit in an identified territory, revenue sharing with franchisees, and 10% on-going royalties based on gross retail revenues to the franchisees' customers, and advertising fees of 1% of revenues generated by its franchisees.

RESULTS OF OPERATIONS

         THREE MONTHS ENDED MARCH 31, 2001.

         Revenues. We sold 6 franchises in the quarter ended March 31, 2001 for $148,000. We also received $3,947 in royalty and advertising fees and $1,270 for business development materials.

         Selling, General and Administrative expenses were $153,016 for the quarter, or approximately 98% of revenues.

         Other Income and Expenses.

         We had interest income of $2,589 for the quarter. Before and after tax net income was $2,790.

         YEAR ENDED DECEMBER 31, 2000.

         The Company began marketing the Netspace franchise in May, 2000. We sold 10 franchises in 2000. Total revenues for 2000 were $257,046, of which approximately 93% represents franchise unit sales. Royalties are primarily dependent upon the successful operations of the franchise units and is comprised



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

of fees paid by franchisees on advertising, website design and setup fees, website hosting fees, and online marketing and promotional products.

         Selling, General and Administrative Expenses. Selling, general and administrative ("SG&A") expenses were $251,648 for 2000, representing approximately 97.8% of revenues. SG&A expenses include salaries and wages, franchisee training, advertising, and other general and administrative expenses.

         We are required to utilize all advertising fees received from its franchisees on advertising programs. As a result, we reflect a corresponding expense related to these advertising costs as well as our own franchise marketing efforts as an early stage franchisor.

         Other Income and Expenses. We had interest income of $2,466, and income of $11,000 from sale of marketing and business development materials in 2000. We are required to register in each state where we desire to sell franchises. State License and Permit fees were $8,548 in 2000. Before income taxes, the Company had earnings of $5,398, or 2.1% of revenues. State and federal income taxes were $1,431, resulting in an effective tax rate for the Company of 26.5% of net income.

LIQUIDITY AND CAPITAL RESOURCES

         We believe our ability to generate working capital through our operations, and the amount of capital available to us through our affiliation with Netvertise, Inc., will provide sufficient liquidity and financial resources to meet our obligations for 2001 and beyond.

                               BUSINESS OF NETFRAN

         Netfran Development Corp. is a franchisor of Internet web site design, hosting, updating, maintenance, administration, e-mail publishing and consulting services, marketing and advertising services and related services under the registered servicemark "NETSPACE". We currently have a total of 22 franchises in the United States.

         Our franchisees are required to operate their franchises in accordance with specified methods, techniques and standards within a designated geographic territory. Our franchisees may not be involved in a competitive business.



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         Our franchisees seek to assist small and medium size businesses to implement an effective Internet World Wide Web strategy. We believe that a large number of small and mid-size businesses have not implemented an effective Internet strategy due to the time, expense and expertise required. Our services range from establishment of a World Wide Web page up to the actual conduct of business on the Internet. Our franchisees are not expected to be experts in the technical aspects of website design and Internet commerce. Rather, our related company, Netvertise, Inc. is available to provide technical services to our franchisees at standard wholesale prices to our franchisees. Such services are provided at published rates and are paid directly by our franchisees to Netvertise. Our franchisees are required to utilize Netvertise for website or online advertising and promotional services which are provided under Netvertise global website hosting and maintenance services or products. Our franchisees are not required to utilize Netvertise for other activities such as advertising and direct mail. We have no written agreement with Netvertise for these services.

         Initial franchise fee is currently $30,000 for a specific geographic area containing a population of at least 200,000 people. Our franchisees may solicit or accept client accounts outside their defined territory. The franchise agreement is for ten (10) years. The franchisee may acquire a successor franchise for five (5) additional years upon certain conditions and payment of a $2,500 successor franchise fee.

         During the term of the franchise agreement, the franchisee is required to pay (i) a royalty fee of 10% of gross monthly revenue, and (ii) an advertising fee of 1% of gross revenue. Additionally, the franchisee pays fees to Netvertise, Inc. for website setup, website hosting and maintenance ranging from 15% to 40% of gross revenue.

         Franchisees are also required to engage in local advertising of their services at a cost of at least $600 per month. Each new franchisee is given an initial training for 5 days which the franchisee is required to complete. The Company provides a franchisee with a laptop computer, which is preloaded with the Company's proprietary software and applications used by our franchisees.



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


MARKETING

         Our marketing strategy for franchise sales is based on the sale of individual franchise territories to business-minded individuals. The primary lead sources are referrals, print advertising, radio, television, and franchise trade shows. We also seek publicity for our franchise program through an active public relations activities. We were named as one of the 10 best franchise opportunities by Success Magazine in June 2000. Dellray Lefevere, our Vice President-Franchise Development is primarily responsible for sales of our franchises.

COMPETITION

         Competition for the sale of franchises is highly competitive. We compete directly with other regional and national franchisors which are also seeking to sell their franchises to qualified financially capable franchisees.

TRADEMARKS AND OTHER PROPRIETARY INFORMATION

         We have received a federal servicemark registration for NETSPACE. In addition, we hold copyrights in connection with our training manuals and marketing materials. We provide our franchisees with a laptop computer programmed with our proprietary programs which include:

         o  Netspace Siteserver Platform

         o  Netspace E-Publisher Platform

         o  Amazontraffic Search Engine Submission Software

         o  MS Access designed marketing templates, and

         o  Powerpoint presentations

REGULATION

         The offer and sale of franchises is subject to extensive federal and state laws and substantial regulation under such laws by government agencies, including the Federal Trade Commission (the "FTC") and various state authorities. Pursuant to FTC regulations, we are required to furnish to prospective franchisees a current franchise offering disclosure document containing information prescribed by the FTC. We use Uniform Franchise Offering Circulars to satisfy this disclosure obligation. In addition, in certain states,


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


we are required to register or file with such states and to provide prescribed disclosure statements. We are currently authorized to sell franchises in 49 states.

         We are required to update our offering disclosure documents to reflect the occurrence of material events. The occurrence of any such events may from time to time require us to cease offering and selling franchises until the affected disclosure documents are updated. There can be no assurance we will be able to update our disclosure documents or become registered in certain states in a time frame consistent with our expansion plans, continue offering and selling franchises or comply with existing or future franchise regulations in any particular state. The failure to take any of these actions could have an adverse effect on us.

         We are also subject to a number of state laws that regulate certain substantive aspects of the franchisor-franchisee relationship, such as termination, cancellation or non-renewal of a franchise (including requirements that "good cause" exist as a basis for such termination and that a franchisee be given advance notice of, and a right to cure a default prior to termination) and may require the franchisor to deal with its franchisees in good faith, prohibit interference with the right of free association among franchisees, and regulate discrimination among franchisees in charges, royalties or fees. If we are unable to comply with the franchise laws, rules and regulations of a particular state relating to offers and sales of franchises, we will generally be unable to engage in offering or selling franchises in or from such state. Amendments to existing statutes and regulations, adopting of new statutes and regulations and our expansion into new states and foreign jurisdictions could require us to continually alter methods of operations at costs which could be substantial.

         We believe that we are in substantial compliance with all of the foregoing federal and state franchising laws and the regulations promulgated thereunder and have obtained all licenses and permits necessary for the conduct of our business. Failure to comply with such laws and regulations in the future could subject us to civil remedies, including fines or injunctions, as well as possible criminal sanctions, which would have a material adverse effect on us. Our franchisees are also subject to various federal, state and local laws affecting their franchise businesses, including state and local licensing,



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zoning, labor and various safety and other standards. The failure of a franchisee to comply with applicable regulations could interrupt the operations of the affected franchise or otherwise adversely affect the franchise.

EMPLOYEES

         As of March 31, 2001, the Company had six (6) full time and part time staff.

FACILITIES

         Our offices are located in a 3,000 sq. ft. office suite in Aventura, Florida. Our affiliate, Netvertise, Inc. is the tenant on the lease of this property which expires in January, 2005. We pay Netvertise a $2,800 per month overhead allocation expense, which we believe to be the fair market value for the facilities we use. Our lease is unwritten and runs month-to-month.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the directors and officers of Netfran and their respective ages and positions:

         NAME                   AGE     POSITION
         ----                   ---     --------

         Elliot Krasnow         54      President, CEO and Director
         Dellray Lefevere       55      Vice President of Franchise Development
         Robert Steinberg       56      Chief Financial Officer


         Elliot Krasnow has been the President, CEO and Director since March 2000. From 1992 to 1994 he was President of Sandler Sales Institute of South Florida, a national sales training organization. From 1994 to 1995, Mr. Krasnow was co-producer for Mako Films International, Inc., an independent film production company. From 1995 to 1997, he was Founder and President of Netspace, Inc. the predecessor company of Netvertise, Inc. d/b/a/ Netspace. Since 1997 he has been President of Netvertise, Inc., an Internet solutions company that provides services to Netfran's franchisees.

         Dellray Lefevere was Director of Sales for Uniglobe Travel, a franchise travel company, from 1997-1999. He was Vice-President, Franchising, with Leadership Management, Inc. from 1988 to 1992. From 1992 to 1997, he was Executive Vice President for General Business Services, a Business


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


Tax/Accounting franchise company, a division of Don Dwyer Group of Companies, a franchise development enterprise.

         Robert S. Steinberg, CPA, is a certified public accountant in private practice in South Miami, Florida. Mr. Steinberg has been with Netspace since October, 2000. His professional experience extends over 34 years of diverse public practice. He is a CPA in NY and Florida. He is also an attorney admitted to the Bars of NY, Florida, The US Tax Court, the US Supreme Court and various US District and Circuit Courts of Appeal. Mr. Steinberg is also a credential business valuation expert who has testified in many court cases. He has lectured and published extensively including most recently, "Analyzing Economic and Valuation Issues", Chapter 59, Florida Family Law, Mathew Bender & Company, 2000. He is a member of numerous professional organizations and serves on two charity Boards of Directors.

         Directors are elected annually and hold office until the next annual meeting of our stockholders and until their successors are elected and qualified. The Board has not established any committees. All executive officers are chosen by the board of directors and serve at the board's discretion. There are no family relationships among our officers and directors. We plan to reimburse directors for any expenses incurred in attending board of directors meetings.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued to Elliot Krasnow, our chief executive officer (the "named executive officer"), in 2000, our first year of business. No officer earned over $100,000 in such fiscal year. We have no written employment contract with Mr. Krasnow.

                           Summary Compensation Table

NAME AND                                                         OTHER ANNUAL
PRINCIPAL POSITION        YEAR       SALARY       BONUS          COMPENSATION
------------------        ----       ------       -----          ------------

Elliot Krasnow            2000        -0-          -0-               -0-
President, Chief
Executive Officer

         There are no long term compensation or other compensation plans.



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


INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Our Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Florida law. It is possible that we will be required to pay certain judgments, fines and expenses incurred by an officer or director, including reasonable attorneys fees, as a result of actions or proceedings in which such officers and directors are involved by reason of being or having been an officer or director provided that said officers or directors acted in good faith.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person of Netfran in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             PRINCIPAL STOCKHOLDERS

         The following table presents certain information regarding the beneficial ownership of Netfran common stock prior to the distribution, and after the distribution of such shares to Netvertise shareholders by

         o each person who currently owns beneficially more than five percent of the outstanding shares of Netfran common stock or will be such a beneficial owner after the distribution,

         o  each of our directors,



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


         o  each named executive officer, and

         o  all directors and officers as a group.



                                         NUMBER OF SHARES
                                          OF COMMON STOCK
                                         BENEFICIALLY OWNED(1)          PERCENTAGE OF OWNERSHIP
                                    -------------------------------    --------------------------
NAME AND ADDRESS                      BEFORE              AFTER           BEFORE        AFTER
OF BENEFICIAL OWNERS                DISTRIBUTION       DISTRIBUTION    DISTRIBUTION  DISTRIBUTION
--------------------                ------------       ------------    ------------  ------------
Netvertise, Inc. (2)                3,340,088                -0-              99%           -0-
Elliot Krasnow(2)                         -0-           1,070,340            -0-           31.7%
The Farrington
  Family Trust(3)                         -0-             246,000            -0-            7.3%
All directors and officers
  as a group (3 persons)                  -0-           1,130,340            -0-           33.5%

----------
(1) Based on 3,373,826 shares to be issued and outstanding before and after the distribution.

(2) Address for this shareholder is 2801 N.E. 208th Terrace, 2nd Floor, Miami, FL 33180.

(3) Address for this shareholder is 7902 40th Street, Gig Harbor, WA 98335. Elliot Krasnow has the right to vote the shares held by this shareholder.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Our executive officers, Elliot Krasnow, Dellray Lefevere and Robert Steinberg, are also executives of Netvertise. We also share office space with Netvertise. We attempt to make a reasonable good faith allocation of shared personnel, facilities and other shared expenses. In fiscal year 2000 we incurred shared overhead costs in the amount of $16,800.

         Netvertise has paid costs on behalf of Netfran from time-to-time. As of March 31, 2001 we owed Netvertise $204,949 for such matters which are shown as liabilities "due to affiliate" on our balance sheet. In 2001, Elliot Krasnow contributed the Netfran shares being distributed pursuant to this Prospectus to Netvertise.

                            DESCRIPTION OF SECURITIES

GENERAL

         Netfran has 50,000,000 authorized shares of Common Stock $.001 par value of which 3,373,826 are issued and outstanding at the date of this Prospectus. All shares of our common stock currently outstanding are validly issued, fully paid and non-assessable, and all shares which are the subject of the distribution will be validly issued, fully paid and non-assessable.



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


VOTING RIGHTS

         Each share of Common Stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the issued and outstanding shares of our Common Stock can elect all of the directors of the Company. See "Principal Shareholders".

DIVIDEND POLICY

         All shares of Netfran Common Stock are entitled to participate pro-rata in dividends when and as declared by our Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of Common Stock. We have not paid any dividends since our inception and we presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on the shares of our Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of Netfran, our capital requirements, general business conditions and other pertinent factors. Therefore, there can be no assurance that any dividends on our Common Stock will be paid in the future.

MISCELLANEOUS RIGHTS AND PROVISIONS

         Holders of our Common Stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of Common Stock will be entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all our other liabilities.

TRANSFER AND WARRANT AGENT

         The Transfer Agent for our Common Stock is:

                           Florida Atlantic Stock Transfer
                           7130 Nob Hill Road
                           Tamarac, Florida 33321

MARKET INFORMATION

         There is currently no public market for the common stock being distributed and no assurance can be given that a market will develop upon completion of the distribution. Further, should a market develop, no assurance can be given that it will be sustained. For this reason, recipients of the common stock in the Distribution may have difficulty selling such shares.

                                THE DISTRIBUTION

BACKGROUND AND REASON FOR DISTRIBUTION

         In order to simplify the presentation of information required in connection with the franchise operations of Netfran, the franchise business and operations of Netfran is conducted separately from the business of Netvertise. The Distribution will provide the shareholders of Netvertise with a source of potential profit in addition to their direct investment in Netvertise.

METHOD OF DISTRIBUTION

         Certificates representing shares of the Netfran Common Stock will be distributed by mail to holders of Netvertise common stock of record as of the close of business on July 18, 2001 as soon as possible following the effective date of this prospectus, but in no event later than forty-five (45) days after the date of this Prospectus. Copies of the Prospectus will be mailed to all shareholders of record of Netvertise as of the Record Date along with the Netfran shares they are entitled to receive in the Distribution.

NETFRAN COMMON STOCK SUBJECT TO DISTRIBUTION

         As of the date of this Prospectus, the 3,340,088 of Netfran shares to be distributed to the shareholders of Netvertise are owned by Netvertise. The shares will be distributed on a pro rata basis to all shareholders of record of Netvertise on the Record Date. The number of shares distributable to each shareholder will be determined by multiplying the total number of Netfran shares to be distributed by the ratio of the shares of Netvertise common stock held by each Netvertise shareholder to the total number of shares of Netvertise common stock outstanding on the Record Date.

DISTRIBUTION AGENT

         The Company's Transfer Agent, Florida Atlantic Stock Transfer, will act as Netvertise's distribution agent in effecting the Distribution.

FEDERAL INCOME TAX CONSIDERATIONS

         Shareholders of Netvertise as of the close of business on the Record Date will receive, pursuant to this Prospectus, Common Stock of Netfran, on a pro rata basis. It is the belief of counsel to the Company that the Distribution will be deemed to be a distribution in kind and will have no impact on the recipient's basis in their Netvertise securities. Accordingly, recipients in this Distribution will be required to include in gross income the Distribution in accordance with Section 301 of the Internal Revenue Code (the "Code").

         Section 301 of the Code requires different treatment for noncorporate and corporate shareholders; however, in this Distribution the net result is that both corporate and noncorporate shareholders will be required to include in gross income the fair market value of the Netfran shares received as of the date of Distribution. We suggest that recipients of Netfran shares in this Distribution communicate with their tax advisors regarding any questions concerning the tax treatment required. We will not provide Netvertise shareholders with any information regarding the fair market value of the securities on the date of Distribution.

                                LEGAL PROCEEDINGS

         There is no material litigation pending or, to our knowledge, threatened against Netfran.

                                  LEGAL MATTERS

         Joel Bernstein, Esq., P.A., Miami, Florida will render an opinion concerning the legality of the shares being distributed hereby.

                                    EXPERTS

         The Netfran financial statements for the year ended December 31, 2000 included in this Prospectus have been audited by McClain & Company, L.C., Independent Certified Public Accountants, as set forth in their report appearing herein and are included herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information about Netfran and the securities offered under this prospectus, you should review the registration statement and the exhibits and schedules filed as a part of the registration statement. Descriptions of contracts or other documents referred to in this prospectus are not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, you should review that contract or document. You should be aware that when we discuss these contracts or documents in the prospectus we are assuming that you will read the exhibits to the registration statement for a more complete understanding of the contract or document. The registration statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W, Washington, D.C. 20549, and the Securities and Exchange Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies may be obtained from the Securities and Exchange Commission after payment of fees prescribed by the Securities and Exchange Commission. The Securities and Exchange Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including Netfran, that file electronically with the Securities and Exchange Commission. The address of this Web site is www.sec.gov. You may also contact the Securities and Exchange Commission by telephone at (800) 732-0330.

         Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the Commission as an exhibit to the Registration Statement, or otherwise, each such statement being qualified and amplified in all respects, by such reference.

                              FINANCIAL STATEMENTS

                         NETFRAN DEVELOPMENT CORPORATION

                                 MIAMI, FLORIDA

                          INDEPENDENT AUDITORS' REPORT

The Officers and Directors
Netfran Development Corporation
Miami, Florida

We have audited the accompanying balance sheet of Netfran Development Corporation (the "Company"), as of December 31, 2000, and the related statements of income, stockholder's equity and cash flows from inception of operations, March 7, 2000 to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netfran Development Corporation as of December 31, 2000, and the results of their operations and their cash flows from inception of operations, March 7, 2000 to December 31, 2000, in conformity with generally accepted accounting principles.

McClain & Company, L.C.

May 21, 2001
Miami, Florida

                         NETFRAN DEVELOPMENT CORPORATION

                                  BALANCE SHEET
                                DECEMBER 31, 2000


                                     ASSETS

CURRENT ASSETS
    Cash                                                              $197,626
    Notes and accounts receivable                                        5,823
    Prepaid expenses and other                                          29,790
                                                                      --------

           Total current assets                                                           $233,239

LONG-TERM PORTION - notes receivable                                                        14,380
                                                                                          --------

           Total assets                                                                   $247,619
                                                                                          ========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
    Due to affiliate                                                  $135,742
    Accounts payable                                                     8,507
    Accrued expenses                                                    24,403
                                                                      --------
           Total liabilities                                                              $168,652


STOCKHOLDER'S EQUITY
    Common stock, $.001 par value, 50,000,000
         shares authorized, 75,000 shares
         issued and outstanding                                             75
    Paid-in capital                                                     74,925
    Retained earning                                                     3,967
                                                                      --------



           Total stockholder's equity                                                       78,967
                                                                                          --------
           Total liabilities and stockholder's equity                                     $247,619
                                                                                          ========



The accompanying notes to financial statements are an integral part of this statement.

                         NETFRAN DEVELOPMENT CORPORATION

                               STATEMENT OF INCOME
         FROM INCEPTION OF OPERATIONS MARCH 7, 2000 TO DECEMBER 31, 2000



REVENUES

    Franchise fees                                          $240,000
    Marketing and business development materials              11,000
    Royalty and advertising fees                               3,580
    Interest income                                            2,466
                                                            --------

        Total revenues                                                          $257,046

COST AND EXPENSES
    Advertising                                               63,329
    Bad debt expense                                          20,000
    Franchise materials                                       20,692
    General and administrative                                16,350
    Licenses and permits                                       8,548
    Marketing and sales training                              42,689
    Overhead costs                                            16,800
    Professional fees                                         16,369
    Salaries and wages                                        28,000
    Travel                                                    18,871
                                                            --------

        Total costs and expenses                                                 251,648
                                                                                --------

        Income before income taxes                                                 5,398

PROVISION FOR INCOME TAX                                                           1,431
                                                                                --------

        Net income                                                              $  3,967
                                                                                ========

EARNINGS PER COMMON SHARE:

    BASIC EARNINGS PER COMMON SHARE                                             $    .05
                                                                                ========

    WEIGHTED AVERAGE COMMON SHARES                                                75,000
                                                                                ========

    DILUTED EARNINGS PER COMMON SHARE                                           $    .05
                                                                                ========

    WEIGHTED AVERAGE DILUTED COMMON SHARES                                        75,000
                                                                                ========


The accompanying notes to financial statements are an integral part of this statement.

                         NETFRAN DEVELOPMENT CORPORATION

                        STATEMENT OF STOCKHOLDER'S EQUITY
         FROM INCEPTION OF OPERATIONS MARCH 7, 2000 TO DECEMBER 31, 2000




                                              COMMON          COMMON                                        TOTAL
                                              STOCK           STOCK        PAID-IN          NET          STOCKHOLDER'S
                                              SHARES         AMOUNTS       CAPITAL          INCOME           EQUITY
                                            ---------        -------       ---------        -------      -------------


Balance, March 7, 2000                          --            $    --        $    --        $    --        $    --

Issuance of common stock                    75,000                 75         74,925             --         75,000

Net income                                      --                 --             --          3,967          3,967
                                           -------            -------        -------        -------        -------

Balance, December 31, 2000                  75,000            $    75        $74,925        $ 3,967        $78,967
                                           =======            =======        =======        =======        =======


The accompanying notes to financial statements are an integral part of this statement.

                         NETFRAN DEVELOPMENT CORPORATION

                             STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
         FROM INCEPTION OF OPERATIONS MARCH 7, 2000 TO DECEMBER 31, 2000



CASH FLOWS FROM OPERATING ACTIVITIES:
        Cash received from customers                            $ 234,377
        Cash paid to suppliers and employees                     (109,822)
        Interest received                                           2,466
                                                                ---------
           Net cash provided by operating activities                                  $ 127,021



CASH FLOWS FROM INVESTING ACTIVITIES:
        Advances to employees                                                            (4,395)

CASH FLOWS FROM FINANCING ACTIVITIES:
        Issuance of common stock                                                         75,000
                                                                                      ---------
           Net increase in cash                                                         197,626

CASH, March 7, 2000                                                                          --
                                                                                      ---------

CASH, December 31, 2000                                                               $ 197,626
                                                                                      =========


RECONCILIATION OF NET INCOME TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES:
        Net income                                                                    $   3,967
        Provision for bad debt                                                           20,000
        Increase in accounts receivable                                                 (40,203)
        Increase in prepaid expenses                                                    (25,395)
        Increase in due to affiliate                                                    135,742
        Increase in accounts payable                                                      8,507
        Increase in accrued expenses                                                     22,972
        Increase in income tax payable                                                    1,431
                                                                                      ---------
Net cash provided by operating activities                                             $ 127,021
                                                                                      =========


The accompanying notes to financial statements are an integral part of this statement.

                         NETFRAN DEVELOPMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS
         The Company was formed in the state of Florida in January 2000, commenced operations on March 7, 2000, and was organized to market Netspace franchises which provide internet web design, hosting, updating, maintenance and related services to businesses and individuals. The Netspace system was developed by Netvertise, Inc., a related company.

         REVENUE RECOGNITION
         Revenues from the sale of regional franchise agreements and individual franchises in the United States are generally recognized when substantially all significant services to be provided by the Company have been performed. Interest on trade notes receivable is accrued and recorded as income when due. In situations where revenue from such sales is collectible over an extended period of time, down payments are not sufficient and/or collectibility is not reasonably certain, revenue is recognized on the cash method as amounts are collected. Interest on trade notes receivable resulting from sales recorded on the cash method is recorded when received.

         Revenues from franchise royalties and advertising fees are recognized when earned. Expenses are recognized when incurred.

         CASH AND CASH EQUIVALENTS
         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

         INCOME TAXES
         Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, minus the changes during the period in deferred tax assets and liabilities.

         Income taxes are provided for on all taxable income included in the consolidated financial statements in the period in which the income is reported for financial statement purposes. Accordingly, deferred income taxes (benefits) are provided for timing differences between financial and tax reporting. At December 31, 2000, there were no timing differences.

                         NETFRAN DEVELOPMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         DERIVATIVE INSTRUMENTS
         During 2000, the Company adopted SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the balance sheet, and measure those instruments at fair value. The Company did not own any derivative instruments nor participate in any hedging activities. The adoption of SFAS No. 133 will have no effect on the Company's financial condition or results of operations.

         BUSINESS SEGMENT REPORTING
         Financial Accounting Standards Board Statement No. 131, Disclosures About Segments of an Enterprise and Related Information, requires companies to report information about operating segments in financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and/or assessing performance. The operating segments are managed separately because each operating segment represents a strategic business unit that offers different product services. At December 31, 2000, the Company had one reportable segment: franchise sales.

         COMPREHENSIVE INCOME
         Financial Accounting Standards Board Statement 130, Reporting Comprehensive Income, requires disclosure of non-owner changes in stockholder's equity, and is defined as net income plus direct adjustments to stockholder's equity. The Company did not have any items of comprehensive income.

NOTE 2 - NOTES AND ACCOUNTS RECEIVABLE

         The Company receives notes from the sale of new franchises. These notes are collateralized by the rights to the related franchise territory sold, and bear interest at the market rates prevailing at the dates of the transactions. At December 31, 2000, the notes and accounts receivable have not been reduced by an allowance for doubtful accounts, as management considers all receivables to be fully collectible.

         Following is a summary of notes and accounts receivable:

                  Notes receivable                $ 18,447
                  Accounts receivable                1,756
                                                  --------
                                                    20,203
                  Less current portion              (5,823)
                                                  --------
                                                  $ 14,380
                                                  ========

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

         Financial Accounting Standards Board Statement No. 107, Disclosures about Fair Value of Financial Instruments (SFAS 107), requires the Company to disclose the fair value of financial instruments for which it is practicable to estimate that value. SFAS 107 also requires the entity to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments.

         The following assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

         CASH AND CASH EQUIVALENTS

         The carrying amounts of cash and cash equivalents approximate their fair value.

         NOTES RECEIVABLE

         The carrying amount of notes receivable approximates their fair value.

         The estimated fair values of the Company's financial instruments at December 31, 2000, were as follows:

                                                       DECEMBER 31, 2000
                                                 ---------------------------
                                                  CARRYING          FAIR
                                                   AMOUNT           VALUE
                                                 ---------       -----------
                  Cash and cash equivalents       $197,626        $197,626
                  Notes receivable                $ 18,447        $ 18,447

                         NETFRAN DEVELOPMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4 - COMMITMENTS AND CONTINGENCIES WITH OFF-BALANCE SHEET RISK

         The Company has experienced credit risk in connection with its bank accounts. At various times during the year, it maintained deposits with financial institutions in excess of amounts insured by the FDIC. The exposure to the Company is solely dependent on daily bank balances and the financial strength of the respective institutions.

         As indicated in Note 1, the Company sells Netspace franchises. Netspace provides internet web design, hosting, updating and related services to businesses and individuals. The Netspace system was developed by Netvertise, Inc. ("Netvertise"), a related company. Netvertise is related to the Company, as the Company's sole shareholder is also a minority shareholder of Netvertise, Inc.

         The Company derives its revenue primarily from the sale of the Netspace franchises and from royalties paid by the franchise holders. Netvertise expects to profit from the sale of services to the ultimate users of the Netspace system. The Company did not compensate Netvertise for the right to sell the franchise, and there is no written agreement between the two companies.

NOTE 5 - INCOME TAXES

         Provision (benefit) is made for the tax effects of timing differences as described in Note 1. The provision for income taxes for the period March 7, 2000 to December 31, 2000 is based upon current statutory rates and is summarized as follows:

                                   CURRENT        DEFERRED          TOTAL
                                   -------        --------         --------
                  Florida          $  190          $   --          $  190
                  Federal           1,241              --           1,241
                                   ------          ------          ------
                                   $1,431          $   --          $1,431
                                   ======          ======          ======

         At December 31, 2000, there were no timing differences. Accordingly, deferred tax assets or liabilities have not been recorded.

NOTE 6 - LITIGATION

         At December 31, 2000, there were no pending litigations against the Company.

NOTE 7 - EARNINGS PER SHARE

         Basic earnings per share ("EPS"), was computed by dividing net income by the weighted average number of shares outstanding during the period. For the period March 7 to December 31, 2000, the Company did not issue stock warrants, stock options or certain other transactions that would have a dilutive effect on EPS.

         The following is the calculation of earnings per share for the period ended December 31, 2000:

              Basic earnings per common share:
                 Numerator
                     Net income before extraordinary items
                       applicable to common stockholders               $ 3,967

                     Extraordinary items, net                               --
                                                                       -------
                     Income applicable to common stockholders          $ 3,967
                                                                       =======

                 Denominator
                     Weighted average common shares                     75,000
                                                                       -------

                     Basic EPS                                         $  0.05
                                                                       =======

              Diluted earnings per common share:
                 Numerator
                     Net income before extraordinary items
                         applicable to common stockholders             $ 3,967

                     Extraordinary items, net                               --
                                                                       -------

                 Income applicable to common stockholders              $ 3,967
                                                                       =======
                 Denominator
                     Weighted average common shares                     75,000
                                                                       =======
                     Diluted EPS                                       $  0.05
                                                                       =======

                         NETFRAN DEVELOPMENT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


NOTE 8 - MARKETING AND BUSINESS DEVELOPMENT REVENUE

         The Company requires its Franchisees to purchase from the Company certain marketing and business development materials. During the calendar year 2000, the Company derived Revenues in the amount of $11,000 from the sale of such materials to its Franchisees.

NOTE 9 - RELATED PARTY TRANSACTIONS

         The Company shares facilities and certain personnel with Netvertise, Inc. Accordingly, overhead costs are allocated between the two companies. For the period March 7, 2000 to December 31, 2000, the Company incurred shared overhead costs in the amount of $16, 800.

         At December 31, 2000, included on the balance sheet under the caption "due to affiliate" is $135,742 of various expenditures paid by Netvertise on behalf of the Company.

NOTE 10 - SELECTED QUARTERLY DATA (UNAUDITED)

         Following is a summary of the Company's quarterly results of operations from inception of operations March 7, 2000 to December 31, 2000:


                                                                                                          INCEPTION
                                                                                                         OF OPERATIONS
                                        FIRST         SECOND            THIRD              FOURTH        MARCH 7 THROUGH
                                       QUARTER        QUARTER          QUARTER             QUARTER      DECEMBER 31, 2000
                                    ------------     --------         ----------           --------     -----------------
         Revenues                  $     --           $ 40,000           $128,380          $ 88,666          $257,046
         Operating income
             (loss)                $(10,167)          $ (2,076)          $ 11,930          $  4,280          $  3,967
         Net income                $(10,167)          $ (2,076)          $ 11,930          $  4,280          $  3,967
         Earnings per
             share:
             Basic                 $   (.14)          $   (.03)          $    .16          $    .06          $    .05
                                   ========           ========           ========          ========          ========
             Weighted
                average
                shares               75,000             75,000             75,000            75,000            75,000
                                   ========           ========           ========          ========          ========
             Diluted               $   (.14)          $   (.03)          $    .16          $    .06          $    .05
                                   ========           ========           ========          ========          ========
             Weighted
                average
                shares               75,000             75,000             75,000            75,000            75,000
                                   ========           ========           ========          ========          ========


NOTE 11 - SUBSEQUENT EVENT

         Subsequent to the balance sheet date, the Company's sole shareholder transferred all his shares of common stock of the Company to Netvertise.

                         NETFRAN DEVELOPMENT CORPORATION

                                  BALANCE SHEET
                                 March 31, 2001
                                  (Unaudited)

         ASSETS

         Cash                                                      $212,554
         Notes and accounts receivable                               80,471
         Prepaid expenses                                            10,408
                                                                   --------
                                                                   $303,433
                                                                   ========

         LIABILITIES

         Accounts payable                                          $ 16,727
         Due to affiliate                                           204,949
                                                                   --------
                                                                   $221,676
                                                                   --------

         SHAREHOLDER'S EQUITY

         Common stock, $.001 par value, 50,000,000 shares
         authorized, 75,000 shares issued and outstanding          $     75

         Paid-in capital                                             74,925
         Retained earnings                                            6,757
                                                                   --------
                                                                     81,757
                                                                   --------
                                                                   $303,433
                                                                   ========

                                   Compilation
                           For Internal Purposes Only

                         NETFRAN DEVELOPMENT CORPORATION

                   STATEMENT OF EARNINGS AND RETAINED EARNINGS
                        January 1, 2001 to March 31, 2001
                                  (Unaudited)


         REVENUES

         Franchise income                                          $151,947
         Business development materials                               1,270
         Interest income                                              2,589
                                                                   --------

                                                                   $155,806

         COSTS AND EXPENSES

         Salaries and wages                      $ 24,187                 0
         Training/Materials                        16,467                 0
         Advertising                               82,189                 0
         Licenses and permits                       3,400                 0
         Business development materials             1,270                 0
         General and administrative                25,503           153,016
                                                 --------          --------

         Earnings before income taxes                              $  2,790

         State and federal income taxes

         NET INCOME                                                $  2,790
                                                                   ========


















                                   Compilation
                           For Internal Purposes Only

                         NETFRAN DEVELOPMENT CORPORATION

                             STATEMENT OF CASH FLOWS
                        January 1, 2001 to March 31, 2001
                                  (Unaudited)


OPERATING ACTIVITIES

Net Income                                                  $   2,790

Adjustments to reconcile net income to net cash provided by operations:

Accounts receivable                                           (60,268)
Prepaid expenses                                               19,382
Accounts payable                                              (16,183)
Due to affiliate                                               69,207
                                                            ---------

NET CASH INCREASE PROVIDED BY OPERATING ACTIVITIES             14,928

Cash at January 1, 2001                                       197,626
                                                            ---------

CASH AT MARCH 31, 2001                                      $ 212,554
                                                            =========


























                                   Compilation
                           For Internal Purposes Only



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                         NETFRAN DEVELOPMENT CORPORATION

                          NOTE TO FINANCIAL STATEMENTS
                                 March 31, 2001

NOTE 1 - ORGANIZATION AND TRANSACTIONS WITH AFFILIATES

         The Company was organized to market Netspace franchises which provide internet web design, hosting, updating, maintenance and related services to businesses and individuals. The Netspace system was developed by Netvertise, Inc., a related company.

         Netfran receives revenues from the sale of the franchises and from royalties paid by the franchise holders. Netvertise expects to profit from the sale of services to the ultimate users of the Netspace system. Netfran did not compensate Netvertise for the right to sell the franchises.

         The Company shares facilities and certain personnel with related companies. Allocated general and administrative expenses of $8,400.00 were paid by Netfran. As of balance sheet date, $204,949 was due to related companies for expenses paid by the related companies on behalf of Netfran.

                                   Compilation
                           For Internal Purposes Only



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                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is hereby made to the provisions of Section F.S. 607.0850 of the Florida Business Corporation Act which provides for indemnification of directors and officers under certain circumstances.

         Reference is hereby made to Article IX of Registrant's By-laws which is filed as Exhibit 3.2and Article VI of the Articles of Incorporation which is filed as Exhibit 3.1.

         Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

               Registration Fee                           $    20
               Printing Expenses*                           1,500
               Legal Fees and Expenses*                    30,000
               Accounting Fees and Expenses*                5,000
               Blue Sky Fees and Expenses*                    -0-
               Transfer Agent Fees and Expenses*            1,000
               Misc.*                                       1,000
                                                          -------
               Total                                      $38,520
                                                          =======

--------
*Estimated

         Item 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following provides information concerning all sales of securities within the last three years which were not registered under the Securities Act of 1933.

         In January 2000, we issued 3,340,088 shares of our common stock to Elliot Krasnow for $75,000 in connection with the founding of the corporation. Such shares were issued without registration under the Securities Act of 1933 pursuant to an exemption under Section 4(2) of the Act.



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         In April 2001, we issued 33,738 shares of our common stock to Joel
Bernstein for legal services. Such shares were issued without registration under the Securities Act of 1933 pursuant to an exemption from registration under Rule 701 under the Act.

Item 16. Exhibits and Financial Statement Schedules

NUMBER      DESCRIPTION
------      -----------

3.1         Articles of Incorporation

3.2         By-laws

5.1 Legal Opinion of Joel Bernstein, Esq., P.A. regarding the legality of the securities being issued

10.1        Standard Franchise Agreement


24.1        Consent of Joel Bernstein, Esq., P.A. is included in Exhibit 5.1

24.2        Consent of McClain & Company, L.C.

Item 17. Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication n of such issue.



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         The undersigned Registrant hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution;

         (2) For determining any liability under the Securities Act, treat information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

         (3) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement; and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aventura, State of Florida, on July 26, 2001.

                                            NETFRAN DEVELOPMENT CORP.



                                            By: /s/ ELLIOT KRASNOW
                                               --------------------------------
                                                  Elliot Krasnow, President



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         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                              TITLE                      DATE
---------                              -----                      ----

/s/ Elliot Krasnow             President and Director          July 26, 2001






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